UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2017, Global Eagle Entertainment Inc. (the “Company” or the “Borrower”) and certain of its domestic subsidiaries (the “Subsidiary Guarantors” and together with the Borrower, the “Loan Parties”) entered into a credit agreement with Citibank, N.A., as the Administrative Agent (the “Agent”), and the lenders from time to time party thereto (the “Lenders”) (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”). The Subsidiary Guarantors have agreed to guarantee the Company’s obligations under the Credit Agreement. In connection with the entry into the Credit Agreement, the Company repaid in full and terminated its prior credit agreements, as described in Item 1.02 below.

Pursuant to the Credit Agreement, the Lenders agreed to make loans to the Company in an aggregate principal amount up to $585 million, consisting of (i) a term-loan facility (the “Term Loans”) in an aggregate principal amount of $500 million and (ii) a revolving credit facility (the “Revolving Loans” and together with the Term Loans, the “Loans”) in an aggregate principal amount of up to $85 million. The maturity date for the Term Loans is January 6, 2023 and the maturity date for any Revolving Loans is January 6, 2022.

The Term Loans bear interest on the outstanding principal amount thereof at a rate per annum equal to (i) the Base Rate (as defined in the Credit Agreement) plus 5.00% or (ii) the Eurocurrency Rate (as defined in the Credit Agreement) for each Interest Period (as defined in the Credit Agreement) plus 6.00%. Amounts borrowed under the Term Loans that are repaid or prepaid may not be re-borrowed. In addition, the Credit Agreement requires quarterly principal amortization payments equal to 0.25% of the original aggregate principal amount of the Term Loans, with such amortization payments reduced for prepayments in accordance with the terms of the Credit Agreement.

The Revolving Loans bear interest at a rate based on the Base Rate, Eurocurrency Rate or EURIBOR Rate (each as defined in the Credit Agreement) plus an interest-rate spread thereon that varies based on the Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement). The spread thereon ranges from 4.50% to 5.00% for the Base Rate and 5.50% to 6.00% for the Eurocurrency Rate and EURIBOR Rate.

The Loans may be voluntarily prepaid at any time without penalty or premium. The Credit Agreement also provides for mandatory prepayments relating to excess cash flow, asset dispositions, incurrence of indebtedness and casualty events, all subject to customary exceptions, conditions and qualifications.

The obligations of the Lenders to make Revolving Loans under the Credit Agreement are subject to customary conditions precedent.

The Credit Agreement also provides for incremental indebtedness in an aggregate principal amount up to $50 million plus an additional amount as follows: (i) for incremental loans ranking pari passu with the Loans, such amount that does not cause first lien net leverage to exceed the first lien net leverage ratio on January 6, 2017; (ii) for incremental secured loans that are junior to the Loans, such amount that does not cause the consolidated senior secured net leverage to exceed 4:00:1:00; and (iii) for any unsecured loans, such amount that does not cause the consolidated total net leverage ratio to exceed 4.75:1:00.

The Credit Agreement contains customary affirmative and negative covenants of the Loan Parties, as well as a financial covenant which requires that the Company maintain a maximum Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement) measured at the end of each fiscal quarter for the life of the Loans. The Consolidated First Lien Net Leverage Ratio may not exceed 4.25 to 1.00 for each quarter from the first fiscal quarter of 2017 through the second fiscal quarter of 2019, 4.00 to 1.00 for each fiscal quarter from the third fiscal quarter of 2019 through the second fiscal quarter of 2020, and 3.75 to 1.00 for each fiscal quarter thereafter until the maturity date for the Term Loans or the Revolving Loans, as applicable.

The Loan Parties also make certain customary representations and warranties, and have agreed to customary covenants and obligations. The Credit Agreement contains customary events of default upon the occurrence and during the continuance of which all obligations under the Credit Agreement become immediately due and payable.

In connection with the Credit Agreement, the Borrower and certain of its subsidiaries entered into a security agreement with the Agent (the “Security Agreement”). Under the Security Agreement, each Loan Party granted to the Agent, to secure the payment and performance in full of all of the obligations under the Credit Agreement, a continuing security interest in, and pledged to the Agent, all equity interests, debt securities, assets and collateral of the Loan Parties under Article 9 of the Uniform Commercial Code in effect in the State of New York, and all proceeds and products and supporting obligations in respect thereof, subject to customary limitations, exceptions, exclusions and qualifications.

In the ordinary course of their business, certain of the Lenders and/or their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services to the Company and its affiliates.

The Company has filed herewith as Exhibits 10.1 and 10.2 the Credit Agreement and the Security Agreement, respectively (collectively, the “Loan Agreements”), which Exhibits are incorporated herein by reference, and the foregoing descriptions of the Loan Agreements are qualified in their entirety by reference thereto.

Item 1.02 Termination of a Material Definitive Agreement

On January 6, 2017, in connection with the entry into the Credit Agreement described in Item 1.01 above, the Company repaid all amounts outstanding under the (i) First Lien Credit Agreement, dated as of July 1, 2015, by and among the Company, certain of its domestic subsidiaries party thereto as guarantors, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent (as amended, modified or otherwise supplemented, (the “Morgan Stanley First Lien Credit Agreement”), and (ii) Second Lien Credit Agreement, dated as of July 1, 2015, by and among the Company, certain of its domestic subsidiaries party thereto as guarantors, Morgan Stanley, as administrative agent (as amended, modified or otherwise supplemented, the “Morgan Stanley Second Lien Credit Agreement” and together with the “Morgan Stanley First Lien Credit Agreement”, the “Prior Morgan Stanley Credit Agreements”). In exchange for the payment in full of its obligations under the Prior Morgan Stanley Credit Agreements, the Company terminated such agreements and obtained a full release of any further obligations thereunder. In connection with the termination of the Prior Morgan Stanley Credit Agreements, the security agreements related to such credit agreements were terminated and the liens originally created thereunder were released.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We incorporate by reference into this Item 2.03 the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto is a presentation that representatives of the Company plan to use with investors during the first quarter of 2017.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Company incorporates herein by reference the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Tom Severson
Name: Tom Severson
Title: Chief Financial Officer

Dated: January 12, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of January 6, 2017, by and among Global Eagle Entertainment Inc., the subsidiary guarantors party thereto, Citibank, N.A., as the administrative agent, and the lenders from time to time party thereto.

10.2	Security Agreement, dated as of January 6, 2017, by and among Global Eagle Entertainment Inc., the grantors party thereto and Citibank, N.A., as the agent.

99.1	Investor Presentation.